UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 2010

Seahawk Drilling, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34231	72-1269401
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Greenway Plaza, Suite 2700, Houston, Texas 77046

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 369-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On May 14, 2010, Seahawk Drilling, Inc. (the “Company”) is posting on its website at www.seahawkdrilling.com a report entitled “Drilling Fleet Status Report as of May 14, 2010” (the “Fleet Status Report”). A copy of the Fleet Status Report is attached hereto as Exhibit 99.1. The Company hereby incorporates by reference into this Item 7.01 the Fleet Status Report, which is furnished in accordance with Rule 101(e)(1) under Regulation FD and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended (“Securities Act”), unless specifically identified therein as being incorporated by reference. The Fleet Status Report provides summary information about the drilling rig status and contract information covering the Company’s fleet of offshore drilling rigs.

Item 8.01.	Other Events.

On May 6, 2010, the Department of the Interior announced that no applications for drilling permits for operations on the Outer Continental Shelf will be issued until the Department of the Interior completes a safety review process of offshore drilling. It is anticipated that a report will be completed on or about May 28, 2010. Drilling operations subject to permits issued prior to April 20, 2010 are not affected by the moratorium. Additionally, it appears that drilling operations that have commenced pursuant to permits issued on or after April 20, 2010 may also continue.

All but one contract in the Company’s contracted backlog that have begun or are anticipated to begin during the moratorium have received the proper permitting to execute such work. The Company’s customers are responsible for securing permits before drilling operations are commenced and often secure the necessary permits shortly before the drilling rig arrives on the drilling location. The Seahawk 2004 drilling rig has a contract that is not yet permitted that is scheduled to begin immediately after the Seahawk 2004 completes its current job. It is possible that its current job may be completed on or before May 28, 2010.

Should the moratorium on new drilling permits be extended for a longer period of time, the Company’s rig fleet will progressively idle upon completion of its current contracts. All of the Company’s rig fleet currently works in the U.S. Gulf of Mexico and, as such, an extended moratorium will result in adverse consequences on the Company’s results of operations. Based on the preliminary timing outlined by the Department of the Interior, the Company does not expect any of its drilling rigs to secure additional contracts in the U.S. Gulf of Mexico until the moratorium is lifted. See that attached Fleet Status Report for more information.

The information and statements made in this Current Report on Form 8-K and the Fleet Status Report that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements include statements concerning estimated duration of client contracts, contract dayrate amounts, future contract commencement dates and locations, planned shipyard projects and other out of service time. Such statements are subject to a number of risks, uncertainties and assumptions, including without limitation, early termination by the customer pursuant to the contract or otherwise, cancellation or completion of certain contracts earlier than expected, operational difficulties, shipyard and other delays and other factors described in the Company’s reports and other documents filed with the Securities and Exchange Commission (“SEC”), which are available free of charge at the SEC’s website at www.sec.gov or the Company’s website at www.seahawkdrilling.com . The Company cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1         Seahawk Drilling Fleet Status Report as of May 14, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEAHAWK DRILLING, INC.

Date: May 14, 2010	By:	/S/ WILLIAM EVANS
William Evans Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Seahawk Drilling Fleet Status Report as of May 14, 2010

3